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                                                                    Exhibit 21.1

                                  NOVELIS INC.





                                                                                           JURISDICTION OF
NAME OF ENTITY                                                                                ORGANIZATION
Novelis de Mexico, S.A. de C.V. (known as Alcan de Mexico, S.A. de                                  Mexico
C.V. prior to the separation of Novelis Inc. from Alcan Inc.)

4260856 Canada Inc.                                                                                 Canada

4260848 Canada Inc.                                                                                 Canada

Al Dotcom Sdn Bhd                                                                                 Malaysia

Alcom Aluminium Service Sdn Bhd                                                                   Malaysia

Alcom Nikkei Specialty Coatings SDN Berhad                                                        Malaysia

Aluminium Company of Malaysia Berhad                                                              Malaysia

Aluminium Gemeinschaft Gbr                                                                         Germany

Aluminium Norf GmbH                                                                                Germany

Consorcio Candonga (unincorporated joint venture)                                                   Brazil

EuroNorca Partners                                                                 New York, United States

Jen Wu Machinery Sdn Bhd                                                                          Malaysia

Logan Aluminum Inc.                                                                              Delaware,
                                                                                             United States
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
                                                                                           JURISDICTION OF
NAME OF ENTITY                                                                                ORGANIZATION
Novelis Automotive UK Ltd. (known as Alcan Products UK Ltd. prior to                        United Kingdom
the separation of Novelis Inc. from Alcan Inc.)

Novelis Belgium (known as Pechiney Eurofoil Belgique S.A. prior to                                 Belgium
the separation of Novelis Inc. from Alcan Inc.)

Novelis Benelux NV (known as N.V. Alcan Aluminium Products Benelux                                 Belgium
S.A)

Novelis Beteiligungsgesellschaft mbH (known as Alcan Aluminium                                     Germany
Beteiligungsgesellschaft mbH prior to the separation of Novelis Inc.
from Alcan Inc.; will be transferred by Alcan Inc. to Novelis Inc.
immediately following the completion of the plan of arrangement)

Novelis Cast House Technology Ltd. (known as Cast House Technology,                                 Canada
Ltd. prior to the separation of Novelis Inc. from Alcan Inc.)

Novelis Corporation (known as Alcan Aluminum Corporation prior to                                   Texas,
the separation of Novelis Inc. from Alcan Inc.)                                              United States

Novelis Deutschland GmbH (known as Alcan Deutschland GmbH prior to                                 Germany
the separation of Novelis Inc. from Alcan Inc.)

Novelis do Brasil Ltda. (known as Alcan Aluminio do Brasil Ltda.                                    Brazil
prior to the separation of Novelis Inc. from Alcan Inc.)

Eurofoil Inc.                                                                                    New York,
                                                                                             United States

Novelis Europe Holdings Limited                                                             United Kingdom

Novelis UK Ltd. (known as Alcan Packaging Bridgnorth Ltd. prior to                          United Kingdom
the separation of Novelis Inc. from Alcan Inc.)
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
                                                                                           JURISDICTION OF
NAME OF ENTITY                                                                                ORGANIZATION
Novelis Foil France (known as Pechiney Eurofoil France prior to the                                 France
separation of Novelis Inc. from Alcan Inc.)

Novelis Aluminium Holding Company (known as Alcan Holdings Ireland Co.                             Ireland
prior to the separation of Novelis Inc. from Alcan Inc.)

Novelis Italia s.r.l.                                                                                Italy

Novelis Korea Ltd. (known as Alcan Taihan Aluminum Limited prior to                                  Korea
the separation of Novelis Inc. from Alcan Inc.)

Novelis Lamines France (known as Alcan Lamines France prior to the                                  France
separation of Novelis Inc. from Alcan Inc.)

Novelis Luxembourg                                                                              Luxembourg

Novelis PAE (known as Pechiney IOTA 99 prior to the separation of                                   France
Novelis Inc. from Alcan Inc.)

Novelis PAE Corporation (known as Pechiney Aluminium Engineering,                                Delaware,
Inc. prior to the separation of Novelis Inc. from Alcan Inc.)                                United States

Novelis Specialites France  (known as Pechiney MU 99 prior to the                                   France
separation of Novelis Inc. from Alcan Inc.)

Novelis Sweden AB (known as Stocktuna AB prior to the separation of                                 Sweden
Novelis Inc. from Alcan Inc.)

Novelis AG (known as Alcan Capital Market Ltd. prior to the                                    Switzerland
separation of Novelis Inc. from Alcan Inc.)

Novelis Technology AG                                                                          Switzerland
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
                                                                                           JURISDICTION OF
NAME OF ENTITY                                                                                ORGANIZATION
Novelis Valais S.A.                                                                            Switzerland
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